UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 27, 2014

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Radiant Logistics, Inc. (the “Company,” “we” or “us”) will hold its Annual Meeting of Stockholders (the “2014 Annual Meeting”) at its corporate offices on Tuesday, November 11, 2014 at 9:00 a.m., Pacific time. All holders of record of our common stock outstanding as of the close of business on Tuesday, September 30, 2014 will be entitled to vote at the 2014 Annual Meeting.

Stockholder proposals not intended to be included in the proxy materials for the 2014 Annual Meeting as well as stockholder nominations for election of directors at the 2014 Annual Meeting must each comply with advance notice provisions set forth in our Amended and Restated Bylaws. For stockholder proposals to be considered properly brought before the 2014 Annual Meeting, written notice must be received by our corporate secretary by September 22, 2014. For director nominations to be considered properly brought before the 2014 Annual Meeting, written notice must be received by our corporate secretary by September 12, 2014. If we do not receive notice by the foregoing dates, as applicable, then such notice will be considered untimely.

In addition to timing requirements, the advance notice provisions of our Amended and Restated Bylaws contain informational content requirements that also must be met. A copy of the Amended and Restated Bylaws may be obtained by writing to the corporate secretary at our principal place of business.

All proposals by stockholders, all notices of nominations or other general business and all written requests for a copy of our Amended and Restated Bylaws should be sent to:

Radiant Logistics, Inc.

405 114th Avenue SE, Third Floor

Bellevue, Washington 98004

Attn: Robert L. Hines, Jr.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: August 27, 2014	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
General Counsel